Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

NIKTRONIC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of NIKTRONIC, INC., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of aid corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered FIRST so that, as amended, said Article shall be and read as follows:

        FIRST: The name of this corporation shall be: NEEDLE IMPULSE TECHNOLOGIES CORP.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of this State of Delaware at which meeting the necessary number of shares as required by statute 1,000,000 voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said NIKTRONIC, INC., has caused this certificate to be signed by: Thomas V. Ackerly, its President and attested by Thomas V. Ackerly, it Secretary this 13th day of January, 1998.

                                   /s/Thomas V. Ackerly
                                   --------------------
                              By:     Thomas V. Ackerly
                                   President

                                   /s/Thomas V. Ackerly
                                   --------------------
                              By:     Thomas V. Ackerly
                                   Secretary

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